Exhibit 99.1
Xcorporeal, Inc.
11400 W. Olympic Blvd., Suite 200
Los Angeles, California 90064
(310) 738-5138
November 30, 2006
Via Facsimile, Electronic Mail, and U.S. Mail
National Quality Care, Inc.
9033 Wilshire Boulevard, Suite 501
Beverly Hills, California 90211
Attn: Mr. Robert Snukal, CEO

Re:	Merger Agreement between National Quality Care, Inc. (“NQCI”) and Xcorporeal, Inc. (“Xcorporeal”) dated September 1, 2006
Dear Bob:
     Please be advised that Xcorporeal is not reasonably satisfied with the results of its due diligence of NQCI under the Merger Agreement, due to the following problems:
Failure to Provide Information
     Xcorporeal has not been provided with all of the documents and information it has requested concerning NQCI and its business, including all requested information about the issues described below.
Defects in Intellectual Property
     Several of NQCI’s pending patent applications have received multiple final rejections from the United States Patent and Trademark Office (“USPTO”), including a standing final rejection.
     With the exception of a single continuation in part (CIP) patent application, all of the CIP applications filed by NQCI with the USPTO had ineffective assignments.
     NQCI has failed to provide necessary assignments and consulting agreements from all entities and individuals involved with inventing the technology.
     There are serious issues with the issued patent, pending patent applications, and “emergency” provisional patent application filed with the USPTO on November 17, 2006.

National Quality Care, Inc.
November 30, 2006

     Technion has co-ownership rights over NQCI’s inventions and intellectual property, including the right to license those rights to third parties in competition with Xcorporeal.
Illegal Option Grant
     Options to purchase shares of NQCI’s common stock were granted to its attorneys in violation of Rule 3-300 of the California Rules of Professional Conduct.
Inadequate Disclosure Controls and Procedures
     NQCI does not maintain disclosure controls and procedures, including controls and other procedures that are designed to ensure that information required to be disclosed by NQCI in the reports that it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms
     NQCI does not maintain controls and procedures designed to ensure that information required to be disclosed by NQCI in the reports that it files or submits under the Securities Exchange Act is accumulated and communicated to NQCI’s management, including its principal executive and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
     The “oral” disclosure controls and procedures of NQCI are not effective to ensure that required material information is included in NQCI’s periodic reports.
     NQCI does not maintain internal control over financial reporting, including a process designed by, or under the supervision of, NQCI’s principal executive and principal financial officers, or persons performing similar functions, and effected by NQCI’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting in the preparation of financial reporting for external purposes in accordance with generally accepted accounting principles, including policies and procedures:
1.	pertaining to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of NQCI;

2.	provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts of expenditures of NQCI are made only in accordance with authorization of management and directors of NQCI; and

National Quality Care, Inc.
November 30, 2006

3.	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of NQCI’s assets that could have a material affect on the financial statements.
Failure to Make Required Evaluations
     NQCI’s management has not evaluated, with participation of NQCI’s principal executive and principal financial officers, or persons performing similar functions, the effect of NQCI’s controls and procedures at the end of each fiscal quarter.
     NQCI did not carry out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the company’s disclosure controls and procedures as of the end of the period covered by each of its public reports.
     NQCI’s Chief Executive Officer and Chief Financial Officer did not conclude, and reasonably could not conclude based on any evaluation, that the company’s disclosure controls and procedures were effective as of December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, or at any prior time.
     The framework on which management’s evaluation of NQCI’s internal control over financial reporting is based is not a suitable, recognized control framework established by a body or group that has followed due-process procedures, including the broad distribution of the framework for public comment.
False and Misleading Public Statements
     NQCI’s annual reports on Form 10-K and quarterly reports on Form 10-Q, publicly filed with the Securities and Exchange Commission, contained false and misleading statements regarding NQCI’s ownership rights over its intellectual property, the option grants, the existence and effectiveness of NQCI’s disclosure controls and procedures, and the evaluation of those controls and those procedures, and failed to state that NQCI did not have effective assignments of its patent applications or exclusive ownership over its inventions, did not have any written disclosure controls or procedures, and had conducted no formal evaluations.
     As a result of all of the matters specified above, NQCI is in unexcused breach of the representations, warranties and covenants of the Merger Agreement in the following material respects:

National Quality Care, Inc.
November 30, 2006

     In breach of Section 4(Z)(2) of the Merger Agreement, NQCI was not and is not the sole and exclusive owner of the entire right, title and interest in and to all Company Owned Intellectual Property (as defined in that section).
     In breach of Section 4(Z)(4), claims in certain pending U.S. patent applications in the Company Owned Intellectual Property have been determined to be unpatentable by a government agency, specifically the United States Patent and Trademark Office”.
     In breach of Section 4(E), each of NQCI’s public reports does not comply with the Securities Act and the Securities Exchange Act in all material respects.
     In breach of Section 4(E), NQCI’s public reports, as of their respective dates, contained untrue statements of material facts and omitted to state facts necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     In breach of Section 4(O), the books and records of NQCI, and all reports and filings with the SEC by NQCI, are not complete and correct in all material respects, and have not been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.
     In breach of Section 4(Q)(1)(c), the business of NQCI has violated, in material respects, federal laws and regulations, the enforcement of which would have an Adverse Effect (as defined in the Merger Agreement).
     In breach of Section 4(H), NQCI has contingent liabilities arising out of all of the foregoing.
     The above merely sets forth many of the major issues we have discovered to date, and is not intended as a waiver of NQCI’s other breaches of the Merger Agreement.
Demanded Manner of Cure
     Xcorporeal hereby demands that NQCI cure the above breaches of the Merger Agreement in the following manner:
     Provide all of the documents and information that Xcorporeal has requested, including all requested information about the issues described above.
     Provide written confirmation that, following a diligent search, all responsive documents within the possession, custody or control of NQCI have been provided.
     Obtain exclusive ownership over all intellectual property, including a full assignment of all right, title, and interest in all intellectual property.

National Quality Care, Inc.
November 30, 2006

     Obtain a withdrawal of the final rejections from the USPTO.
     Obtain grant of the patents from the USPTO.
     Design, enact and maintain proper written controls and procedures.
     Design, enact and maintain proper internal control over financial reporting.
     Conduct formal evaluations of NQCI’s controls and procedures.
     File amended public reports correcting and explaining the prior false and misleading statements.
     Obtain a determination from the Securities and Exchange Commission that no enforcement or other action will be taken against NQCI as a result of its prior public filings.
     Fully indemnify Xcorporeal and its other stockholders from any losses or liabilities arising from any of the foregoing.
     Provide security, guarantees or other reasonable assurances to support the indemnities.
     Prepare a revised information statement that accurately reflects all of the above.
     Bob, all of the above deficiencies are extremely serious and must be addressed. We are willing to be flexible in terms of crafting appropriate, workable remedies, and stand ready to assist in every way reasonably possible within the parameters of the Merger Agreement, but NQCI must address these problems.
     Please let me know as soon as possible how NQCI intends to proceed.

Sincerely, /s/ Daniel S. Goldberger Daniel S. Goldberger
cc: Jeffrey P. Berg, Esq.